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                                                                    Exhibit 23.2
                                                                     page 1 of 3

The Board of Directors
CoreStates Financial Corp:

We consent to the incorporation by reference in the following Registration Statements of CoreStates Financial Corp, of those reports, included herein on Form 8-K of CoreStates Financial Corp and described below under the caption
Reports:
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 .  The Registration Statement (No. 33-5874) on Form S-8, in Post-Effective
   Amendment No. 1 to the Registration Statement (No. 2-91176) on Form S-8, the Registration Statement (No. 33-28808) on Form S-8 and in the related prospectuses, each pertaining to CoreStates Financial Corp Long-Term Incentive Plans,

 . The Registration Statement (No. 33-32934) on Form S-8 and prospectus relating to the CoreStates Savings Plan,

 .  The Registration Statement (No. 33-50324) on Form S-3 pertaining to the
   CoreStates Financial Corp 1992 Long-Term Incentive Plan,

 . The Registration Statement (No. 33-57034) on Form S-3 and prospectus and prospectus supplement pertaining to $1,000,000,000 in aggregate amount of Debt Securities issuable by CoreStates Capital Corp and the related guarantees of the Corporation, and Preferred Stock, Depository Shares, Common Stock and Capital Securities, issuable by the Corporation,

 . The Registration Statement (No. 33-54049) on Form S-3 and prospectus and prospectus supplement pertaining to $1,000,000,000 in aggregate amount of Debt Securities and Warrants issued by CoreStates Capital Corp and the related guarantees of the Corporation, and Preferred Stock, Depository Shares and Common Stock issuable by the Corporation,
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                                                                    Exhibit 23.2
                                                                     page 2 of 3

 .  The Registration Statement (No. 33-48422) on Form S-4, as amended by
   Form S-8, and prospectus relating to shares of the Corporation Common Stock issuable upon the exercise of stock options, the obligations in respect to which were assumed by the Corporation in connection with the acquisition of First Peoples Corporation,

 .  The Registration Statement (No. 33-40717) on Form S-3, as amended by Post-
   Effective Amendment No. 2, and prospectus relating to shares of the Corporation Common Stock issuable pursuant to the CoreStates Dividend Reinvestment and Share Purchase Plan,

 .  The Registration Statement (No. 33-51429) on Form S-4, as amended by
   Form S-8, and prospectus relating to shares of the Corporation Common Stock issuable upon the exercise of stock options, the obligations in respect to which were assumed by the Corporation in connection with the acquisition of Constellation Bancorp,

 .  The Registration Statement (No. 33-53539) on Form S-4, as amended by
   Form S-8, and prospectus relating to shares of the Corporation Common Stock issuable upon the exercise of stock options, the obligations in respect to which were assumed by the Corporation in connection with the acquisition of Independence Bancorp, Inc.,

 .  The Registration Statement (No. 33-55505) on Form S-4, as amended by
   Form S-8, and prospectus relating to shares of the Corporation Common Stock issuable upon the exercise of stock options, the obligations in respect to which were assumed by the Corporation in connection with the acquisition of Germantown Savings Bank,

 .  The Registration Statement (No. 33-300067) on Form S-4, as amended by
   Registration Statement (No. 33-300067) on Form S-8, and prospectus relating to shares of the Corporation Common Stock issuable upon the exercise of stock options, the obligations in respect to which were assumed by the Corporation in connection with the acquisition of Meridian Bancorp, Inc.,

 . The Registration Statements (Nos. 33-54049 and 333-2297) on Form S-3 and prospectus and prospectus supplement pertaining to $1,750,000,000 in aggregate amount of Debt Securities issuable by CoreStates Capital Corp and the related guarantees of the Corporation, and Preferred Stock, Depository Stocks and Common Stock issuable by the Corporation,

 . The Registration Statement (No. 033-40717) on Form S-3 and prospectus relating to shares of the Corporation's Common Stock issuable under the Dividend Reinvestment Plan, and

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                                                                    Exhibit 23.2
                                                                     page 3 of 3

 . The Registration Statement (No. 333-02949) on Form S-8 and prospectus relating to shares of the Corporation Common Stock issuable under the Meridian Savings Plan.

                                    Reports
                                    -------

 . Our report dated January 17, 1996, except as to note 2, which is as of February 23, 1996, with respect to the consolidated balance sheets of Meridian Bancorp, Inc. and subsidiaries as of December 31, 1995 and 1994, and the related consolidated statements of income, changes in shareholders' equity and cash flows for each of the years in the three-year period ended December 31, 1995. The report of KPMG Peat Marwick LLP covering the aforementioned financial statements contains an explanatory paragraph which discusses that Meridian Bancorp, Inc. adopted the provisions of the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 115, Accounting for Certain Investments in Debt and Equity Securities, and No. 112, Employers' Accounting for Postemployment Benefits, in 1994, and No. 106, Employers' Accounting for Postretirement Benefits Other Than Pensions, and No. 109, Accounting for Income Taxes, in 1993.

 . Our report dated January 16, 1996, except for note 20, which is as of February 23, 1996, with respect to the consolidated balance sheets of United Counties Bancorporation and subsidiaries as of December 31, 1995 and 1994, and the related consolidated statements of income, changes in stockholders' equity and cash flows, for each of the years in the three-year period ended December 31, 1995. The report of KPMG Peat Marwick LLP covering the aforementioned financial statements contains an explanatory paragraph which discusses that United Counties Bancorporation adopted the provisions of the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 115, Accounting for Certain Investments in Debt and Equity Securities, in 1994, and No. 109, Accounting for Income Taxes, in 1993.

 . Our report dated March 16, 1994, except as to the third paragraph of Note 1 and the last paragraph of Note 16 which are as of July 19, 1994, relating to the consolidated statements of operations, changes in shareholders' equity and cash flows of Constellation Bancorp and subsidiaries for the year ended December 31, 1993, which report appears in the 1995 Annual Report on Form 10-K of CoreStates Financial Corp. Our report refers to a restatement of the 1993 financial statements to remove merger-related charges, and to a change in accounting for postretirement benefits, other than pensions, income taxes and certain investments in debt and equity securities in 1993.

June 13, 1996

                                                       /s/ KPMG Peat Marwick LLP